Exhibit 99

SILICON LABORATORIES RESULTS EXCEED EXPECTATIONS

—Company Reports Strong Quarterly Performance and Outlook—

AUSTIN, Texas — July 25, 2012 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported second quarter revenue of $135.7 million, an impressive eight percent sequential increase.  GAAP and non-GAAP diluted earnings per share of $0.47 and $0.51, respectively, also exceeded expectations and represented significant growth.

Financial Highlights

Second quarter revenue was a company record and resulted from growth across the company’s major product categories. On a GAAP-basis, gross margin improved to 61.0 percent. R&D investment increased to $34.2 million and SG&A expense was $32.2 million. Resulting GAAP operating income was 12.1 percent. Diluted GAAP earnings per share increased by 42 percent sequentially to 47 cents, due in part to a tax reserve release.

The following non-GAAP results exclude the impact of stock compensation and other one-time items.  Significant strength in the company’s Broad-based products improved the gross margin mix, resulting in gross margin of 61.3 percent for the quarter.  R&D increased to $31.3 million due to a record quarter of new product activity, and SG&A increased slightly to $24.4 million.  Operating income, therefore, was better than expected at 20.2 percent of revenue. Strong revenue growth and margin expansion provided significant earnings leverage resulting in diluted earnings per share of 51 cents, a 19 percent sequential increase.  Reconciling charges are set forth in the financial measures table included below.

The company ended the quarter with $323 million in cash, cash equivalents and investments due to continued healthy cash flow from operations.

Business Highlights

All three of the company’s major product categories, Access, Broadcast and Broad-based, grew sequentially in the second quarter.

Within the Broad-based business, the company’s timing and MCU products posted record quarters as the company began shipping into new applications in storage, security, and test and measurement.  Both product lines also posted record design wins, indicating strength in the revenue pipeline and supporting the continued market share gains driving the outperformance versus the end markets.

The company’s wireless products increased over 50 percent in the quarter and are expected to contribute meaningfully to future growth with the addition of the Ember products acquired early in the third quarter.  When combined with the company’s emerging 32-bit MCU portfolio, the company anticipates having the industry’s strongest offering for embedded wireless devices.

The Broadcast business increased in the second quarter driven by audio products, which were up meaningfully due to seasonal builds of consumer radios. The video business was also solid, coming in about flat to the record high in the first quarter. The Access products saw growth across voice over IP, modems and Power over Ethernet applications.

“Our business is hitting on all cylinders, underscoring the strength of our portfolio and ability to gain market share,” said Tyson Tuttle, president and CEO of Silicon Laboratories. “We’re focusing on developing products that address some of the most significant trends impacting the industry. The global build-out of infrastructure to support growing bandwidth needs, the emergence of the Internet of Things, and the increasing importance of energy efficient and green technology all require analog-intensive, mixed-signal ICs.”

The company expects revenue for the third quarter to increase to $140 to $145 million.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. central time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or +1 (404) 537-3406 (international) and by entering 99916472. The replay will be available through August 8th.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; inventory-related risks; risks associated with acquisitions; difficulties managing international activities; difficulties managing our manufacturers and subcontractors; risks that Silicon Laboratories may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel;

risks associated with divestitures; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Revenues	$135,670	$126,197	$261,372	$245,833
Cost of revenues	52,868	49,985	103,474	97,463
Gross margin	82,802	76,212	157,898	148,370
Operating expenses:
Research and development	34,245	34,173	67,175	69,533
Selling, general and administrative	32,178	26,055	57,580	57,914
Operating expenses	66,423	60,228	124,755	127,447
Operating income	16,379	15,984	33,143	20,923
Other income (expense):
Interest income	363	473	860	1,044
Interest expense	(32)	(5)	(65)	(10)
Other income (expense), net	1,079	164	968	373
Income before income taxes	17,789	16,616	34,906	22,330
Provision (benefit) for income taxes	(2,720)	3,244	77	10,918

Net income	$20,509	$13,372	$34,829	$11,412

Earnings per share:
Basic	$0.48	$0.30	$0.82	$0.26
Diluted	$0.47	$0.29	$0.80	$0.25

Weighted-average common shares outstanding:
Basic	42,655	44,602	42,556	44,435
Diluted	43,423	45,951	43,637	45,998

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended June 30, 2012
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense *	Termination Costs	Acquisition Related Items	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$135,670

Gross margin	82,802	61.0%	$317	$—	$—	$83,119	61.3%

Research and development	34,245	25.2%	2,954	—	—	31,291	23.1%

Selling, general and administrative	32,178	23.7%	3,340	3,946	483	24,409	18.0%

Operating income	16,379	12.1%	6,611	3,946	483	27,419	20.2%

	Three Months Ended June 30, 2012
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense *	Termination Costs	Acquisition Related Items	Release of Unrecognized Tax Benefits	Non-GAAP Measure
Net income	$20,509	$5,846	$2,729	$483	$(7,265)	$22,302

Diluted shares outstanding	43,423					43,423

Diluted earnings per share	$0.47					$0.51

*              Excludes stock compensation recognized in connection with terminations costs for our former CEO.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$173,753	$94,964
Short-term investments	138,147	212,526
Accounts receivable, net of allowances for doubtful accounts of $669 at June 30, 2012 and $725 at December 31, 2011	72,666	55,351
Inventories	35,977	34,778
Deferred income taxes	6,170	11,563
Prepaid expenses and other current assets	48,152	43,867
Total current assets	474,865	453,049
Long-term investments	11,028	17,477
Property and equipment, net	23,468	25,141
Goodwill	115,489	115,489
Other intangible assets, net	55,447	60,005
Other assets, net	40,977	34,830
Total assets	$721,274	$705,991

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$36,383	$26,354
Accrued expenses	30,955	30,857
Deferred income on shipments to distributors	26,334	24,962
Income taxes	707	665
Total current liabilities	94,379	82,838
Long-term obligations and other liabilities	9,700	24,214
Total liabilities	104,079	107,052
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 41,941 and 42,068 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	4	4
Additional paid-in capital	—	14,749
Retained earnings	618,839	586,653
Accumulated other comprehensive loss	(1,648)	(2,467)
Total stockholders’ equity	617,195	598,939
Total liabilities and stockholders’ equity	$721,274	$705,991

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2012	July 2, 2011
Operating Activities
Net income	$34,829	$11,412
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	6,749	6,680
Amortization of other intangible assets and other assets	4,559	6,077
Stock-based compensation expense	15,865	18,074
Income tax benefit from employee stock-based awards	2,627	2,083
Excess income tax benefit from employee stock-based awards	(2,450)	(1,963)
Deferred income taxes	1,625	181
Changes in operating assets and liabilities:
Accounts receivable	(17,315)	(23,562)
Inventories	(1,299)	2,022
Prepaid expenses and other assets	4,806	(1,021)
Accounts payable	8,766	259
Accrued expenses	(5,203)	(2,841)
Deferred income on shipments to distributors	1,372	5,157
Income taxes	(13,672)	3,672
Net cash provided by operating activities	41,259	26,230
Investing Activities
Purchases of available-for-sale investments	(105,169)	(75,856)
Proceeds from sales and maturities of marketable securities	186,514	104,831
Purchases of property and equipment	(5,095)	(5,058)
Purchases of other assets	(7,919)	(665)
Acquisition of businesses, net of cash acquired	—	(27,262)
Net cash provided by (used in) investing activities	68,331	(4,010)
Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	2,922	2,489
Excess income tax benefit from employee stock-based awards	2,450	1,963
Repurchases of common stock	(36,173)	(23,241)
Payments on debt	—	(7,174)
Net cash used in financing activities	(30,801)	(25,963)

Increase (decrease) in cash and cash equivalents	78,789	(3,743)
Cash and cash equivalents at beginning of period	94,964	138,567
Cash and cash equivalents at end of period	$173,753	$134,824

 #  #  #